Exhibit 4.2

Execution Version

PATTERSON-UTI ENERGY, INC.

as Issuer

and

THE SUBSIDIARY GUARANTORS PARTY HERETO

and

WELLS FARGO BANK,

NATIONAL ASSOCIATION

as Trustee

First Supplemental Indenture

Dated as of January 19, 2018

to the Indenture

Dated as of January 19, 2018

3.95% Senior Notes due 2028

i

THIS FIRST SUPPLEMENTAL INDENTURE, dated as of January 19, 2018 (this “First Supplemental Indenture”), is among Patterson-UTI Energy, Inc., a Delaware corporation (the “Company”), the Subsidiary Guarantors party hereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”) under the Indenture (as defined below).

W I T N E S S E T H:

WHEREAS, the Company has duly authorized the issuance from time to time of its debentures, notes, bonds or other evidences of indebtedness (the “Securities”), which are to be issued in one or more series, and the Company and the Subsidiary Guarantors have heretofore made, executed and delivered to the Trustee an Indenture dated as of January 19, 2018 (the “Original Indenture”) pursuant to which the Securities are issuable;

WHEREAS, Sections 2.01, 2.03 and 9.01 of the Original Indenture provide that the form or terms of any series of Securities may be established in a supplemental indenture, and the Company desires to establish in this First Supplemental Indenture both the form and terms of a separate series of Securities designated as its 3.95% Senior Notes due 2028 (the “Notes”); and

WHEREAS, all things necessary to authorize the execution and delivery of this First Supplemental Indenture, to establish the Notes as provided for in this First Supplemental Indenture, and to make the Original Indenture, as supplemented with respect to the Notes by this First Supplemental Indenture and as it may otherwise be supplemented thereafter with applicability to the Notes (the Original Indenture, as so supplemented, being sometimes referred to herein as the “Indenture”), a valid agreement of the Company and the Subsidiary Guarantors, in accordance with its terms, have been done;

NOW, THEREFORE, that, for and in consideration of the premises and the purchase of the Notes by the Holders, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree, solely for the equal and proportionate benefit of the respective Holders from time to time of Notes, as follows:

ARTICLE I

SUPPLEMENT OF THE ORIGINAL INDENTURE

SECTION 1.01	Supplement to Article I of the Original Indenture.

(a) Section 1.01 of the Original Indenture is supplemented or superseded with respect to the Notes, in the case of definitional paragraphs that may be inconsistent, by inserting therein, in alphabetical order, the following definitional paragraphs:

“Additional Interest” means the additional interest that shall accrue on the Notes in accordance with the terms of a Registration Rights Agreement if a Registration Default (as defined in the applicable Registration Rights Agreement) occurs.

“Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to: (1) the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities, adjusted to constant maturity under the caption “Treasury Constant Maturities” for the maturity corresponding to the Optional Redemption Comparable Treasury Issue; provided that, if no maturity is within three months before or after the remaining term of the Notes, yields for the two published maturities most closely corresponding to the Optional Redemption Comparable Treasury Issue will be determined and the Adjusted Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month; or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Optional Redemption Comparable Treasury Issue, calculated using a price for the Optional Redemption Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Optional Redemption Comparable Treasury Price for such Redemption Date. The Company (or its designee) will (a) determine the Adjusted Treasury Rate and the Make-Whole Redemption Price with respect to any redemption on the third Business Day prior to the Redemption Date, and (b) prior to such Redemption Date file with the Trustee an Officers’ Certificate setting forth the Adjusted Treasury Rate and the Make-Whole Redemption Price and showing the calculation of such in reasonable detail.

“Attributable Debt” means, with respect to any Sale and Lease-Back Transaction as of any particular time, the present value discounted at the rate of interest implicit in the terms of the lease of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease.

“Change of Control” means the occurrence of any one of the following:

(a) the sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation or consolidation), in one or a series of related transactions approved by the Board of Directors of the Company as part of a single plan, of all or substantially all of the assets of the Company and the Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Company or one or more of the Subsidiaries or a combination thereof or a Person controlled by the Company or one or more of the Subsidiaries or a combination thereof; or

(b) the consummation of any transaction (including, without limitation, any merger, amalgamation or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than the Company, any Subsidiary or any employee benefit plan of the Company or any Subsidiary) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company or other Voting Stock into which the Voting Stock of the Company is reclassified, consolidated, exchanged, converted or changed, measured by voting power rather than number of shares (excluding a redomestication of the Company).

Notwithstanding the foregoing, a transaction will not be deemed to involve a “Change of Control” if, as a result of such transaction, (i) the Company becomes a direct or indirect wholly owned Subsidiary of a holding company and (ii) the direct or indirect holders of the Voting Stock of such holding company immediately following such transaction are substantially the same as the holders of the Voting Stock of the Company immediately prior to such transaction.

“Change of Control Triggering Event” means the ratings of the Notes are lowered by at least two of the three Rating Agencies and, as a result, the Notes cease to be rated Investment Grade by at least two of the three Rating Agencies in any case on any date during the period commencing on the date of the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Consolidated Net Tangible Assets” means the total assets of the Company and the Subsidiaries as of the most recent fiscal quarter end for which a consolidated balance sheet of the Company and the Subsidiaries is available, minus all current liabilities (excluding the current portion of any long-term debt) of the Company and the Subsidiaries reflected on such balance sheet and minus total goodwill and other intangible assets of the Company and the Subsidiaries reflected on such balance sheet, all calculated on a consolidated basis in accordance with GAAP (which calculation shall give pro forma effect to any acquisition by or disposition of assets of the Company or any Subsidiaries involving the payment or receipt by the Company or any Subsidiaries, as applicable, of consideration (whether in the form of cash or non-cash consideration) in excess of $25,000,000 that has occurred since the end of such fiscal quarter, as if such acquisition or disposition had occurred on the last day of such fiscal quarter).

“Credit Agreement” means that certain Credit Agreement, dated as of September 27, 2012, by and among the Company, Wells Fargo Bank, N.A., as administrative agent, an l/c issuer, swing line lender and a lender and the other lender parties thereto, as amended, restated, replaced, or refinanced from time to time, whether with the same or different lenders.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Sections 2.08, 2.12 and 2.17 of the Original Indenture and Section 2 of the Rule 144A / Regulation S Appendix hereto (the “Appendix”), in substantially the form of Exhibit A hereto (the “Form of Note”), except that such Note shall not bear the Global Security legend set forth in the Form of Note and shall not have the “Schedule of Exchanges of Securities” attached thereto or other provisions marked therein as applicable only to a Global Security.

“Exchange Notes” means (1) the 3.95% Senior Notes due 2028 issued pursuant to this First Supplemental Indenture in exchange for, and in an aggregate principal amount equal to, the Initial Notes or any Additional Notes, in each case, pursuant to a Registration Rights Agreement, and (2) Additional Notes, if any, issued pursuant to this First Supplemental Indenture pursuant to a registration statement filed with the SEC under the Securities Act.

“Fitch” means Fitch Ratings, and its successors.

“Funded Debt” means Debt which by its terms matures at, or is extendible or renewable at the option of the obligor to, a date more than twelve months after the date of the creation of such Debt.

“Indenture” has the meaning specified in the recitals.

“Independent Investment Banker” means Goldman Sachs & Co. LLC, or if such firm is unwilling or unable to serve as such, an independent investment and banking institution of national standing appointed by the Company.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch); and the equivalent investment grade rating from any replacement Rating Agency or Agencies appointed by the Company.

“Issue Date” means January 19, 2018, the date on which the Notes are first authenticated and delivered under the Indenture.

“Joint Venture” means any partnership, corporation or other entity in which up to and including 50% of the partnership interests, outstanding Voting Stock or other equity interests is owned, directly or indirectly, by the Company and/or one or more Subsidiaries. A Joint Venture is not treated as a Subsidiary.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Mortgage” means any mortgage, pledge, security interest or lien.

“Notes” has the meaning specified in the recitals and shall include the Initial Notes and any Additional Notes.

“Optional Redemption Comparable Treasury Issue” means the U.S. Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes or, if, in the reasonable judgment of the Independent Investment Banker, there is no such security, then the Optional Redemption Comparable Treasury Issue will mean the U.S. Treasury security or securities selected by the Independent Investment Banker as having an actual or interpolated maturity or maturities comparable to the remaining term of the Notes.

“Optional Redemption Comparable Treasury Price” means, as determined by the Independent Investment Banker, (1) the average of four Optional Redemption Reference Treasury Dealer Quotations for the applicable Redemption Date, after excluding the highest and lowest Optional Redemption Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Optional Redemption Reference Treasury Dealer Quotations, the average of all such quotations.

“Optional Redemption Reference Treasury Dealer” means each of (i) Goldman Sachs & Co. LLC (or any affiliate thereof that is a primary U.S. governmental securities dealer (a “Primary Treasury Dealer”)), (ii) Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any affiliate thereof that is a Primary Treasury Dealer), (iii) Wells Fargo Securities, LLC (or any affiliate thereof that is a Primary Treasury Dealer) and (iv) one other Primary Treasury Dealer selected by the Company, and their respective successors; provided that if any of the foregoing ceases to be, and has no affiliate that is, a Primary Treasury Dealer, the Company will substitute for it another Primary Treasury Dealer.

“Optional Redemption Reference Treasury Dealer Quotations” means, with respect to each Optional Redemption Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Optional Redemption Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Original Indenture” has the meaning specified in the recitals.

“Par Call Date” means November 1, 2027.

“Rating Agency” means each of Moody’s, S&P and Fitch; provided, that if any of Moody’s, S&P and Fitch ceases to rate the Notes or fails to make a rating of the Notes publicly available, the Company will appoint a replacement for such Rating Agency that is a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act.

“Registration Rights Agreement” means (1) with respect to the Initial Notes issued on the Issue Date, the Registration Rights Agreement dated as of the Issue Date, among the Company, the Subsidiary Guarantors and the initial purchasers of the Initial Notes and (2) with respect to each issuance of Additional Notes issued in a transaction exempt from or not subject to the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company, the Subsidiary Guarantors, if any, and the Persons purchasing such Additional Notes under the related purchase agreement, in each case, as amended from time to time.

“S&P” means S&P Global Ratings, and its successors.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by the Company or any Subsidiary of any property from such Person, whereby such property had been sold or transferred by the Company or any Subsidiary to such Person.

(b) Section 1.02 of the Original Indenture is supplemented or superseded with respect to the Notes by inserting therein, in alphabetical order, the following:

Term	Defined in Section
“Additional Notes”	2.02(c)
“Change of Control Offer”	2.07(b)
“Change of Control Payment Date”	2.07(b)(iii)
“Form of Note”	2.01
“Global Notes”	2.01
“Initial Notes”	2.02(c)
“Make-Whole Redemption Price”	2.06(a)
“Record Date”	2.03(b)

SECTION 1.02	Supplement to Article IV of the Original Indenture.

Article IV of the Original Indenture is supplemented with respect to the Notes by inserting the following new Section 4.08 and Section 4.09 at the end thereof:

SECTION 4.08       Limitation on Liens.

So long as any Notes are outstanding, the Company will not, nor will it permit any Subsidiary to, issue, assume or guarantee any Debt if such Debt is secured by a Mortgage upon any properties of the Company or any Subsidiary or upon any securities or Debt of any Subsidiary (whether such properties, securities or Debt is owned as of the Issue Date or acquired thereafter) without in any such case effectively providing that the Notes (together with, if the Company so determines, any other Debt of the Company or any Subsidiary) shall be secured equally and ratably with (or prior to) such Debt so secured by a Mortgage on the same assets of the Company or such Subsidiary, as the case may be, for so long as such Debt is so secured, except that the foregoing restrictions shall not apply to:

(a) Mortgages on any property acquired, constructed, developed, operated, altered, repaired or improved by the Company or any Subsidiary (or Mortgages on the shares or stock of, or other equity interests in, a Subsidiary which holds no material assets other than the property other than the property being acquired, constructed, developed, operated, altered, repaired or improved) after the Issue Date which are created within 360 days after such acquisition (or in the case of property constructed, developed, operated, altered, repaired or improved, after the completion and commencement of commercial operation of such property, whichever is later), to secure or provide for all or any part of the payment of the purchase price or cost thereof (including to secure indebtedness to finance all or any part of such purchase price or cost); provided that in the case of such construction, development, operation, alteration, repair or improvement, the Mortgages shall not apply to any property owned by the Company or any Subsidiary before such construction, development, operation, alteration, repair or improvement other than (1) unimproved real property on which the property so constructed, or the development, operation, alteration, repair or improvement, is located or (2) personal property which is so improved;

(b) (1) Mortgages existing on the Issue Date, (2) existing Mortgages on property acquired (including Mortgages on any property acquired from a person which is consolidated with or merged with or into the Company or a Subsidiary) or (3) Mortgages outstanding at the time any corporation, partnership or other entity becomes a Subsidiary or is consolidated with or merged with or into the Company or a Subsidiary, including Mortgages on the shares of stock of, or other equity interests in, such corporation, partnership or other entity; provided that in the case of clause (3) such Mortgages shall only apply to property owned by, or shares of stock of or other equity interests in, such corporation, partnership or other entity at the time it becomes a Subsidiary or that is acquired thereafter other than from the Company or another Subsidiary;

(c) Mortgages in favor of the Company or any Subsidiary;

(d) Mortgages in favor of domestic or foreign governmental bodies to secure advances or other payments or performance pursuant to any contract or statute or to secure indebtedness incurred to finance the purchase price or cost of constructing, developing, operating, altering, repairing or improving the property subject to such Mortgages, including Mortgages to secure Debt of the pollution control or industrial revenue bond type;

(e) Mortgages consisting of pledges or deposits by the Company or any Subsidiary under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Subsidiary is a party, or deposits to secure public or statutory obligations or regulatory obligations of the Company or any Subsidiary or deposits or cash or United States government bonds to secure surety or appeal bonds to which it is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case incurred in the ordinary course of business;

(f) Mortgages imposed by law, including materialmen’s, carriers’, warehousemen’s, repairman’s, builders’, workmen’s, landlords’ and mechanics’ liens, in each case for sums not overdue for a period of more than 45 days or being contested in good faith by appropriate proceedings;

(g) Mortgages for taxes, assessments or other governmental charges that are not yet delinquent or which are being contested in good faith by appropriate proceedings or which can thereafter be paid without penalty;

(h) Mortgages in favor of issuers of surety or performance and return of money bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of the Company or any Subsidiary in the ordinary course of its business;

(i) Mortgages consisting of encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines, roads, pipe lines, water mains and other similar purposes, or Mortgages consisting of zoning or other restrictions as to the use of real properties or Mortgages incidental to the conduct of the business of the Company or a Subsidiary or to the ownership of its properties which do not materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company or a Subsidiary;

(j) Mortgages arising by virtue of any statutory or common law provisions relating to bankers’ liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository institution;

(k) Mortgages in connection with in rem and other legal proceedings, which are being contested in good faith;

(l) Mortgages on the stock, partnership or other equity interest of the Company or any Subsidiary in any Joint Venture or any Subsidiary that owns an equity interest in such Joint Venture to secure Debt, provided the amount of such Debt is contributed and/or advanced solely to such Joint Venture;

(m) Mortgages over goods (or any documents relating thereto) arising either in favor of a bank issuing a form of documentary credit in connection with the purchase of such goods or by way of retention of title by the supplier of such goods where such goods are supplied on credit, subject to such retention of title, and in both cases where such goods are acquired in the ordinary course of business;

(n) Mortgages granted by the Company or any Subsidiary on its rights under any insurance policy in order to secure the payment of premiums and other amounts owed to the insurers or other insurance finance company with respect to such insurance policy; or

(o) any extension, renewal, substitution, refinancing or replacement (or successive extensions, renewals, substitutions, refinancings or replacements), in whole or in part, of any Mortgage referred to in the foregoing clauses (a) through (n), inclusive; provided that such extension, renewal, substitution, refinancing or replacement Mortgage shall not extend beyond the property or assets that secured the Mortgage extended, renewed, substituted, refinanced or replaced, plus improvements on such property or assets, unless otherwise permitted by this covenant, and the Debt secured by such Mortgage is not greater in principal amount than the Debt secured by the Mortgage extended, renewed, substituted, refinanced or replaced plus the amount of any premiums, fees and expenses incurred in connection therewith.

In addition to the foregoing exceptions to the limitations set forth in the first paragraph of this Section 4.08, the Company and any Subsidiary may, without securing the Notes, issue, assume or guarantee Debt secured by a Mortgage in an aggregate principal amount that, taken together with the Attributable Debt described in the following sentence, does not in the aggregate exceed the greater of (i) $500,000,000 or (ii) 15.0% of Consolidated Net Tangible Assets at the time of incurrence. The Attributable Debt to be aggregated for purpose of this exception is all Attributable Debt in respect of Sale and Lease-Back Transactions of the Company and its Subsidiaries under the exception in Section 4.09(e)(2) existing at such time.

SECTION 4.09       Limitation on Sale/Leaseback Transactions.

So long as any Notes are outstanding, the Company will not, nor will it permit any Subsidiary to, enter into any Sale and Lease-Back Transaction, other than any Sale and Lease-Back Transaction:

(a) entered into by the time of or within 360 days of the later of the acquisition, construction, development, operation, alteration, repair, improvement or placing into service of the property subject thereto by the Company or the Subsidiary;

(b) involving a lease of less than five years;

(c) entered into in connection with an industrial revenue bond or pollution control financing;

(d) between or among the Company and/or one or more Subsidiaries;

(e) as to which the Company or such Subsidiary would be entitled to incur Debt secured by a Mortgage on the property to be leased in an amount equal to the Attributable Debt with respect to such Sale and Lease-Back Transaction without equally and ratably securing the Notes (1) under clauses (a) through (o) of Section 4.08 or (2) under the last paragraph of Section 4.08; or

(f) as to which the Company will apply an amount equal to the net proceeds from the sale of the property so leased to (1) the retirement (other than any mandatory retirement), within 360 days of the effective date of any such Sale and Lease-Back Transaction, of Notes or Funded Debt of the Company or a Subsidiary or (2) the acquisition, construction, development, operation, alteration, repair or improvement of other property, provided that such property is owned by the Company or a Subsidiary free and clear of all Mortgages.

SECTION 1.03	Supplement to Article IX of the Original Indenture.

With respect to the Notes, in addition to the circumstances described in Section 9.01 of the Original Indenture, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture or the Notes or waive any provision thereof without the consent of any Holder to conform the text of the Indenture or the Notes to the “Description of the Notes” set forth in the final offering circular of the Company, dated January 10, 2018, relating to the initial offering of the Notes.

SECTION 1.04	Effect of Article 1.

The supplements to the Original Indenture set forth in Article 1 of this First Supplemental Indenture affect only the provisions of the Original Indenture as such provisions relate to the Notes, the series of Securities comprised of the Notes and the rights, remedies and obligations of the Company, the Subsidiary Guarantors, the Holders of Notes, the Trustee and other Persons set forth in the Original Indenture as such rights, remedies and obligations relate to the Notes.

ARTICLE II

THE NOTES

SECTION 2.01	Form and Terms.

The Notes shall be issued upon original issuance in whole in the form of one or more Global Securities (the “Global Notes”). The Depository Trust Company and the Trustee are hereby designated as the Depositary and the Security Custodian, respectively, for the Global Notes under the Indenture. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto (the “Form of Note”). The terms of the Notes set forth on Exhibit A hereto are incorporated by reference herein as if set forth herein in their entirety. Provisions relating to the Notes are set forth in the Appendix, which is hereby incorporated by reference herein as if set forth herein in its entirety. The Notes shall be transferable only in compliance with the Appendix.

SECTION 2.02	Designation, Amount, etc.

(a) The Notes shall be entitled the “3.95% Senior Notes due 2028” of the Company. The Notes shall be separate series of Securities under the Indenture.

(b) The initial limit upon the aggregate principal amount of the Notes that may be authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.08, 2.09, 2.12, 2.17, 3.07 or 9.05 of the Indenture and except for any Notes which, pursuant to Section 2.04 or 2.17 of the Indenture, are deemed never to have been authenticated and delivered thereunder) is $525,000,000; provided, however, that the authorized aggregate principal amount of the Notes may be increased before or after the issuance of any Notes by a Board Resolution (or action pursuant to a Board Resolution) to such effect.

(c) The Trustee shall authenticate and deliver (i) on the Issue Date, $525,000,000 in aggregate principal amount of the series of Securities designated the 3.95% Senior Notes due 2028 established hereunder (the “Initial Notes”) and (ii) from time to time after the Issue Date, subject to Section 2.02(b) hereof, additional Securities of such series, including any Exchange Notes (“Additional Notes”), in each case upon a Company Order for the authentication and delivery thereof and satisfaction of the other provisions of Section 2.04 of the Original Indenture. Such Company Order shall specify whether any such Additional Notes shall be Transfer Restricted Notes (as defined in the Appendix).

(d) The Initial Notes issued on the Issue Date and any Additional Notes shall be treated as a single series for all purposes under the Indenture, including, without limitation, waivers, amendments and redemptions; provided, however, that in the event that any Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such non-fungible Additional Notes shall be issued with a separate CUSIP number and ISIN so they are distinguishable from the Initial Notes.

(e) Notes that constitute Transfer Restricted Notes shall be entitled to the benefits of Section 4.03(b) of the Original Indenture (and shall constitute Rule 144A Securities).

(f) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with Section 2.17 of the Original Indenture and this First Supplemental Indenture (including the Appendix).

SECTION 2.03	Payment of Principal and Interest.

(a) The date on which the principal of the Notes is payable shall be February 1, 2028.

(b) The rate at which the Notes shall bear interest shall be 3.95% per annum. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The Interest Payment Dates on which such interest shall be payable shall be February 1 and August 1 of each year, commencing August 1, 2018. The record dates for the interest payable on the Notes on any Interest Payment Date shall be the January 15 and July 15, as the case may be, next preceding such Interest Payment Date (each, a “Record Date”). All references to any amount of “interest” payable on or with respect to any of the Notes in the Indenture and the Form of Note shall be deemed to include any Additional Interest payable pursuant to a Registration Rights Agreement, if applicable.

(c) No Additional Amounts with respect to the Notes shall be payable.

(d) The place or places where the principal of, premium (if any) on and interest on the Notes shall be payable shall be the office or agency of the Company maintained for that purpose, initially the office of the Trustee in The City of New York, and any other office or agency maintained by the Company for such purpose. Payments in respect of Global Notes (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Holder of such Notes. In all other cases, at the option of the Company, payment of interest may be made at the Corporate Trust Office of the Trustee or by check mailed to the address of the person entitled thereto as such address shall appear in the register of the Notes maintained by the Registrar. Notwithstanding the foregoing, payments in respect of a Definitive Note shall be made by wire transfer to a Dollar account maintained by the payee with a bank in the United States if the Holder of such Definitive Note elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

(e) The Paying Agent and Registrar for the Notes initially shall be the Trustee.

SECTION 2.04	Subsidiary Guarantors.

The Notes shall be entitled to the benefits of a Guarantee by each Subsidiary Guarantor, the terms of which are set forth in Article X of the Original Indenture. Subject to Section 10.04 of the Indenture, the “Subsidiary Guarantors” named with respect to the Notes shall be the Subsidiaries of the Company party hereto and each Subsidiary of the Company or another Subsidiary Guarantor that provides a guarantee of Debt of the Company or a Subsidiary Guarantor under the Credit Agreement, the Existing Senior Notes or any other credit facility in excess of $50 million, in which case such Subsidiary (unless a party hereto) shall within 30 Business Days of such guarantee enter into a supplemental indenture pursuant to Section 10.02 of the Original Indenture.

SECTION 2.05	Legends.

Each Global Note shall bear the legend set forth on the face of the Form of Note. Each Transfer Restricted Note shall bear the applicable Restricted Legend (as defined in the Appendix).

SECTION 2.06	Redemption at the Option of the Company.

(a) Prior to the Par Call Date, the Notes will be subject to redemption by the Company, in whole at any time or in part from time to time, at a Redemption Price (the “Make-Whole Redemption Price”) equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed; and (ii) the sum of the present values, as calculated by the Independent Investment Banker, of the remaining scheduled payments of principal and interest thereon that would be due if the Notes matured on the Par Call Date (exclusive of the interest accrued to the Redemption Date) computed by discounting such payments to the Redemption Date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at a rate equal to the sum of the Adjusted Treasury Rate for such Notes plus 25 basis points, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

(b) On or after the Par Call Date, the Notes will be subject to redemption by the Company, in whole at any time or in part from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

(c) The Company shall have no obligation to redeem, purchase or repay Notes pursuant to any sinking fund or analogous provision or, except as provided in Section 2.07 hereof, at the option of a Holder thereof.

SECTION 2.07	Offer to Repurchase Upon Change of Control.

(a) Upon the occurrence of a Change of Control Triggering Event, each Holder of Notes will have the right to require the Company to purchase all or any part (provided that no partial repurchase of a Note will be required to the extent such repurchase would reduce the principal amount of such Note to less than $2,000) of the Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), except to the extent that the Company has exercised its right to redeem the Notes as set forth under Section 2.06 or as otherwise set forth in this Section 2.07.

(b) Within 60 days following the date upon which the Change of Control Triggering Event has occurred, or at the Company’s option, prior to any Change of Control but after the public announcement of the transaction that constitutes or may constitute the Change of Control, except to the extent that the Company has exercised its right to redeem the Notes as set forth under Section 2.06 or as otherwise set forth in this Section 2.07, the Company will send a notice (a “Change of Control Offer”) to each holder of Notes with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer, stating:

(i) that a Change of Control Triggering Event with respect to the Notes has occurred and that such holder has the right to require the Company to purchase such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date);

(ii) a brief description of the transaction that constitutes or may constitute such Change of Control Triggering Event;

(iii) the purchase date (which shall be (i) no earlier than 30 days nor later than 60 days from the date such notice is sent, if sent after consummation of the Change of Control and (ii) no earlier than the date of the Change of Control nor later than 30 days from such date, if sent prior to consummation of the Change of Control, in each case, other than as may be required by law) (such date, the “Change of Control Payment Date”); and

(iv) the instructions that a holder must follow in order to have its Notes purchased.

(c) Holders of Notes electing to have Notes purchased pursuant to a Change of Control Offer will be required to surrender their Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice, or transfer their Notes to the Paying Agent by book-entry transfer pursuant to the applicable procedures of the Paying Agent and the Depositary, prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

(d) The Company may make a Change of Control Offer in advance of a Change of Control, and the Company’s Change of Control Offer may be conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

(e) If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw the Notes in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company, as set forth in Section 2.07(f), purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company shall have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a Redemption Price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest on the relevant Interest Payment Date). Any such redemption pursuant to this Section 2.07(e) shall be made in accordance with Article III of the Original Indenture.

(f) The Company shall not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.

(g) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the terms set forth in this Section 2.07, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations hereunder by virtue thereof.

(h) The Holders of a majority in principal amount of the outstanding Notes may, on behalf of the Holders of all Notes and in accordance with Article IX of the Original Indenture, amend or waive the right of the Holders to require the Company to purchase all or any part of each Holder’s Notes as a consequence of a Change of Control Triggering Event.

ARTICLE III

REPRESENTATIONS OF THE ISSUER

SECTION 3.01	Authority of the Company and Subsidiary Guarantors.

Each of the Company and the Subsidiary Guarantors is duly authorized to execute and deliver this First Supplemental Indenture, and all corporate or limited liability company action on its part required for the execution and delivery of this First Supplemental Indenture has been duly and effectively taken.

SECTION 3.02	Truth of Recitals and Statements.

The Company warrants that the recitals of fact and statements contained in this First Supplemental Indenture are true and correct, and that the recitals of fact and statements contained in all certificates and other documents furnished hereunder will be true and correct.

ARTICLE IV

CONCERNING THE TRUSTEE

SECTION 4.01	Acceptance of Trusts.

The Trustee accepts the trusts hereunder and agrees to perform the same, but only upon the terms and conditions set forth in the Original Indenture and in this First Supplemental Indenture, to all of which the Company, the Subsidiary Guarantors and the respective Holders of the Notes at any time hereafter outstanding agree by their acceptance thereof.

SECTION 4.02	No Responsibility of Trustee for Recitals, Etc.

The recitals and statements contained in this First Supplemental Indenture shall be taken as the recitals and statements of the Company and the Subsidiary Guarantors, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture, except that the Trustee is duly authorized by all necessary corporate actions to execute and deliver this First Supplemental Indenture.

ARTICLE V

MISCELLANEOUS PROVISIONS

SECTION 5.01	Relation to the Original Indenture.

The provisions of this First Supplemental Indenture shall become effective immediately upon the execution and delivery hereof. This First Supplemental Indenture and all the terms and provisions herein contained shall form a part of the Original Indenture as fully and with the same effect as if all such terms and provisions had been set forth in the Original Indenture; provided, however, such terms and provisions shall be so included in this First Supplemental Indenture solely for the benefit of the Company, the Subsidiary Guarantors, the Trustee and the Holders of the Notes. The Original Indenture is hereby ratified and confirmed and shall remain and continue in full force and effect in accordance with the terms and provisions thereof, as supplemented by this First Supplemental Indenture, and the Original Indenture and this First Supplemental Indenture shall be read, taken and construed together as one instrument.

SECTION 5.02	Meaning of Terms.

Any term used in this First Supplemental Indenture which is defined in the Original Indenture shall have the meaning specified in the Original Indenture, unless the context shall otherwise require.

SECTION 5.03	Counterparts of Supplemental Indenture.

This First Supplemental Indenture may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

SECTION 5.04	Governing Law.

THIS FIRST SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

PATTERSON-UTI ENERGY, INC.

By:	/s/ C. Andrew Smith
	Name:	C. Andrew Smith
	Title:	Executive Vice President and Chief Financial Officer

PATTERSON PETROLEUM LLC

By:	/s/ C. Andrew Smith
	Name:	C. Andrew Smith
	Title:	Executive Vice President and Chief Financial Officer

PATTERSON-UTI DRILLING COMPANY LLC

By:	/s/ C. Andrew Smith
	Name:	C. Andrew Smith
	Title:	Executive Vice President and Chief Financial Officer

PATTERSON-UTI MANAGEMENT SERVICES, LLC

By:	/s/ C. Andrew Smith
	Name:	C. Andrew Smith
	Title:	Executive Vice President and Chief Financial Officer

UNIVERSAL PRESSURE PUMPING, INC.

By:	/s/ C. Andrew Smith
	Name:	C. Andrew Smith
	Title:	Executive Vice President and Chief Financial Officer

SIGNATURE PAGE TO FIRST SUPPLEMENTAL INDENTURE

DRILLING TECHNOLOGIES 1 LLC

By:	/s/ C. Andrew Smith
	Name:	C. Andrew Smith
	Title:	Executive Vice President and Chief Financial Officer

DRILLING TECHNOLOGIES 2 LLC

By:	/s/ C. Andrew Smith
	Name:	C. Andrew Smith
	Title:	Executive Vice President and Chief Financial Officer

WARRIOR RIG TECHNOLOGIES US LLC

By:	/s/ C. Andrew Smith
	Name:	C. Andrew Smith
	Title:	Executive Vice President and Chief Financial Officer

SEVENTY SEVEN ENERGY LLC

By:	/s/ C. Andrew Smith
	Name:	C. Andrew Smith
	Title:	Executive Vice President and Chief Financial Officer

SEVENTY SEVEN OPERATING LLC

By:	/s/ C. Andrew Smith
	Name:	C. Andrew Smith
	Title:	Executive Vice President and Chief Financial Officer

SIGNATURE PAGE TO FIRST SUPPLEMENTAL INDENTURE

GREAT PLAINS OILFIELD RENTAL, L.L.C.

By:	/s/ C. Andrew Smith
	Name:	C. Andrew Smith
	Title:	Executive Vice President and Chief Financial Officer

PTL PROP SOLUTIONS, L.L.C.

By:	/s/ C. Andrew Smith
	Name:	C. Andrew Smith
	Title:	Executive Vice President and Chief Financial Officer

SEVENTY SEVEN LAND COMPANY LLC

By:	/s/ C. Andrew Smith
	Name:	C. Andrew Smith
	Title:	Executive Vice President and Chief Financial Officer

MS DIRECTIONAL, LLC

By:	/s/ C. Andrew Smith
	Name:	C. Andrew Smith
	Title:	Executive Vice President and Chief Financial Officer

SIGNATURE PAGE TO FIRST SUPPLEMENTAL INDENTURE

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Patrick Giordano
	Name:	Patrick Giordano
	Title:	Vice President

SIGNATURE PAGE TO FIRST SUPPLEMENTAL INDENTURE

RULE 144A/REGULATION S APPENDIX

PROVISIONS RELATING TO NOTES

1. Definitions

1.1 Definitions.

For the purposes of this Appendix, the following terms shall have the meanings indicated below:

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Exchange Offer” means an offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Transfer Restricted Notes to issue and deliver to such Holders in exchange for such Notes a like aggregate principal amount of Exchange Notes registered under the Securities Act.

“Resale Restriction Termination Date” means, in the case of Transfer Restricted Notes sold in reliance on Rule 144A, the expiration of the applicable holding period with respect to such Notes set forth in Rule 144(d)(i) of the Securities Act and, in the case of Transfer Restricted Notes sold in reliance on Regulation S, 40 days after the later of the original issue date of such Notes and the date on which such Notes (or any predecessor of such Notes) were first offered to persons other than distributors (as defined in Rule 902 of Regulation S) in reliance on Regulation S.

“Shelf Registration Statement” means a shelf registration statement filed by the Company in connection with the offer and resale of Transfer Restricted Notes by the Holders or beneficial owners thereof pursuant to a Registration Rights Agreement.

“Transfer Restricted Notes” means Notes that bear or are required to bear the applicable Restricted Legend.

“Unrestricted Notes” means any Notes that are not Transfer Restricted Notes.

1.2 Other Definitions.

Term	Defined in Section:
“Permanent Regulation S Global Note”	2.1(b)
“Regulation S”	2.1(a)
“Regulation S Global Note”	2.1(b)
“Restricted Global Note”	2.1(a)
“Restricted Legend”	2.3(c)(i)
“Restricted Period”	2.1(b)
“Rule 144A”	2.1(a)
“Rule 144A Global Note”	2.1(a)
“Temporary Regulation S Global Note”	2.1(a)

Appendix-1

Each capitalized term used but not defined in this Appendix shall have the meaning assigned to such term in the Indenture.

2. The Notes

2.1 The Notes.

(a) Form and Dating. Initial Notes offered and sold to QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) (“Rule 144A Global Notes”) shall be issued initially in the form of one or more permanent Global Notes, and Notes offered and sold in reliance on Regulation S under the Securities Act (“Regulation S”) shall be issued initially in the form of one or more temporary Global Notes (“Temporary Regulation S Global Notes”), in each case with the applicable Restricted Legend (each security, unless and until becoming an Unrestricted Note, a “Restricted Global Note”). Additional Notes offered and sold to QIBs in reliance on Rule 144A shall be issued initially in the form of one or more permanent Rule 144A Global Notes, and Additional Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Temporary Regulation S Global Notes or Permanent Regulation S Global Notes, in each case, with the applicable Restricted Legend. Exchange Notes shall be issued (i) in the form of one or more permanent Global Notes or (ii) in the form of Definitive Notes as provided in Section 2.4.

(b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depositary.

Except as set forth in this Section 2.1(b), beneficial interests in a Temporary Regulation S Global Note will not be exchangeable for interests in a Rule 144A Global Note, a permanent global note (the “Permanent Regulation S Global Note” and, together with the Temporary Regulation S Global Note, the “Regulation S Global Note”) or any other Note prior to the expiration of the period through and including the 40th day after the later of the commencement of the offering of the Initial Notes or Additional Notes represented by such Temporary Regulation S Global Note and the closing of such offering (such period, the “Restricted Period”).

Prior to the expiration of the Restricted Period, beneficial interests in a Temporary Regulation S Global Note may be exchanged for beneficial interests in the Rule 144A Global Note only if (i) such exchange occurs in connection with a transfer of the Notes pursuant to Rule 144A, (ii) the transferor first delivers to the Trustee a written certificate to the effect that the beneficial interest in the Temporary Regulation S Global Note is being transferred to a Person who the transferor reasonably believes to be a QIB and is purchasing for its own account or the account of a QIB, in each case in a transaction meeting the requirements of Rule 144A, and (iii) the transfer is in accordance with all applicable securities laws of the states of the United States and other jurisdictions. After the expiration of the Restricted Period, such certification requirements shall not apply to such transfers of beneficial interests in a Restricted Global Note representing Regulation S Global Notes.

Beneficial interests in a Restricted Global Note representing Rule 144A Global Notes may be transferred to a Person who takes delivery in the form of an interest in the

Appendix-2

Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available).

(c) Definitive Notes. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Restricted Global Notes shall not be entitled to receive Definitive Notes. Definitive Notes shall be exchangeable for beneficial interests in Global Securities only as provided in Section 2.4.

2.2 Authentication of Exchange Notes. Upon the consummation of a Registered Exchange Offer with respect to Transfer Restricted Notes and delivery of a Company Order, the Trustee shall authenticate and deliver Exchange Notes for issue in a Registered Exchange Offer pursuant to a Registration Rights Agreement for a like principal amount of Transfer Restricted Notes. Concurrently with the issuance of such Exchange Notes, the Trustee shall cause the aggregate principal amount of the Transfer Restricted Notes to be reduced accordingly.

2.3 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any).

In the event that a Restricted Global Note is exchanged for Definitive Notes pursuant to Section 2.4 prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Transfer Restricted Notes intended to ensure that such transfers comply with Rule 144A or Regulation S or another applicable exemption under the Securities Act, as the case may be).

(b) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar with a request (x) to register the transfer of such Definitive Notes or (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that if such Definitive Notes surrendered for transfer or exchange are required to bear a Restricted Legend, then they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(c) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B) if such Definitive Notes are being transferred to the Company, a Subsidiary Guarantor or any Subsidiary thereof, a certification to that effect; or

Appendix-3

(C) if such Definitive Notes are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A or Regulation S under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (I) a certification to that effect and (II) if the Company or the Trustee so requests in connection with a transfer in accordance with Regulation S during the Restricted Period or a transfer pursuant to clause (y), an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the applicable Restricted Legend.

(c) Legend.

(i) Except as permitted by the following subclauses (ii), (iii), (iv) and (v), each Note certificate evidencing the Restricted Global Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (the “Restricted Legend”):

For each Rule 144A Global Note and each Regulation S Global Note:

THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT (“RULE 144A”)) OR (B) IT IS NOT A “U.S. PERSON” AND IS ACQUIRING THIS SECURITY IN AN “OFFSHORE TRANSACTION” AS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT, (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR FOR WHICH IT HAS ACQUIRED SECURITIES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) [IN THE CASE OF NOTES INITIALLY ISSUED TO QIBS: THAT IS ONE YEAR (OR SUCH SHORTER PERIOD AS IS PRESCRIBED BY RULE 144 UNDER THE SECURITIES ACT AS THEN IN EFFECT OR ANY SUCCESSOR RULE WITHOUT ANY VOLUME OR MANNER OF SALE RESTRICTIONS OR COMPLIANCE BY THE COMPANY WITH ANY CURRENT PUBLIC INFORMATION REQUIREMENTS THEREUNDER) AFTER THE LATER OF THE ISSUE DATE AND THE LAST DATE ON WHICH THE COMPANY OR ANY OF ITS AFFILIATES WERE THE OWNER OF SUCH SECURITY (OR ANY PREDECESSOR THERETO)] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATIONS S] ONLY (A) TO THE COMPANY, THE SUBSIDIARY GUARANTORS OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A

Appendix-4

REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (D) PURSUANT TO OFFERS AND SALES TO PERSONS WHO ARE NOT U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT, OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OR LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND ANY APPLICABLE LOCAL LAWS AND REGULATIONS AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED, THAT THE COMPANY AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE OR PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE REVERSE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS OR (3) NO ADVICE PROVIDED BY US OR ANY OF OUR AFFILIATES HAS FORMED A PRIMARY BASIS FOR MAKING ANY INVESTMENT OR OTHER DECISION FOR OR ON BEHALF OF SUCH PLAN IN CONNECTION WITH THE NOTES OR THE EXERCISE OF ANY RIGHTS WITH RESPECT TO THE NOTES.

Appendix-5

Each Temporary Regulation S Global Note shall also bear the following legend:

THE RIGHTS ATTACHING TO THIS TEMPORARY REGULATION S GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING (I) THE EXCHANGE OF BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL NOTE OR RULE 144A GLOBAL NOTE AND (II) THE TRANSFER OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE, ARE AS SPECIFIED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

(ii) The Company, acting in its discretion, may remove the Restricted Legend from any Transfer Restricted Note at any time on or after the Resale Restriction Termination Date applicable to such Transfer Restricted Note. Without limiting the generality of the preceding sentence, the Company may effect such removal by issuing and delivering, in exchange for such Transfer Restricted Note, an Unrestricted Note without such Restricted Legend, registered to the same Holder and in an equal principal amount, and upon receipt by the Trustee of a Company Order stating that the Resale Restriction Termination Date applicable to such Transfer Restricted Note has occurred and requesting the authentication and delivery of an Unrestricted Note in exchange therefor given at least three Business Days in advance of the proposed date of exchange specified therein (which shall be no earlier than such Resale Restriction Termination Date), the Trustee shall authenticate and deliver such Unrestricted Note to the Depositary or pursuant to such Depositary’s instructions or hold such Note as Security Custodian and shall request the Depositary to, or, if the Trustee is custodian of such Transfer Restricted Note, shall itself, surrender such Transfer Restricted Note in exchange for such Unrestricted Note without such Restricted Legend and thereupon cancel such Transfer Restricted Note so surrendered, all as directed in such order. For purposes of determining whether the Resale Restriction Termination Date has occurred with respect to any Notes evidenced by a Transfer Restricted Note or delivering any order pursuant to this Section 2.3(c)(ii) with respect to such Notes, (i) only those Notes which a Principal Officer of the Company actually knows (after reasonable inquiry) to be or to have been owned by an Affiliate of the Company shall be deemed to be or to have been, respectively, owned by an Affiliate of the Company; and (ii) “Principal Officer” means the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company.

For purposes of this Section 2.3(c)(ii), all provisions relating to the removal of the Restricted Legend shall relate, if the Resale Restriction Termination Date has occurred only with respect to a portion of the Notes evidenced by a Transfer Restricted Note, to such portion of the Notes so evidenced as to which the Resale Restriction Termination Date has occurred.

Each holder of any Notes evidenced by any Restricted Global Note, by its acceptance thereof, (A) authorizes and consents to, (B) appoints the Company as its agent for the sole purpose of delivering such electronic messages, executing and delivering such instruments and taking such other actions, on such holder’s behalf, as the Depositary or the Trustee may require to effect, and (C) upon the request of the Company, agrees to deliver such electronic messages, execute and deliver such instruments and take such other actions as the Depositary or the Trustee may require, or as shall otherwise be necessary to effect, the removal of the Restricted Legend (including by means of the exchange of all or the portion of such Restricted Global Note evidencing such Note for a certificate evidencing such Note that does not bear such legend) at any time after the Resale Restriction Termination Date.

Appendix-6

(iii) Upon any sale or transfer of a Transfer Restricted Note pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Note for a Note that does not bear the Restricted Legend and rescind any restriction on the transfer of such Transfer Restricted Note, if the transferor thereof certifies in writing to the Registrar that, and if the Company or the Trustee so request, delivers an opinion of counsel to the effect that, such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

(iv) After a transfer of any Transfer Restricted Notes pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Notes, all requirements pertaining to the Restricted Legend on such Notes will cease to apply, and an Exchange Note in global form, without such legend, will be available to the transferee of the Holder of such Notes upon directions to transfer such Holder’s interest in the Global Security.

(v) Upon the consummation of a Registered Exchange Offer with respect to Transfer Restricted Notes, the Company shall issue Exchange Notes in global form to Holders that exchange such Transfer Restricted Notes in such Registered Exchange Offer.

(d) Restrictions on Transfer of Temporary Regulation S Global Notes. During the Restricted Period, beneficial ownership interests in Temporary Regulation S Global Notes may only be sold, pledged or transferred in accordance with the applicable procedures of the Depositary and only (i) to the Company, (ii) in an offshore transaction in accordance with Regulation S (other than a transaction resulting in an exchange for an interest in a Permanent Regulation S Global Note) or (iii) pursuant to an effective registration statement under the Securities Act, in each case, in accordance with any applicable securities laws of any state of the United States.

(e) No Obligation of the Trustee. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4 Definitive Notes.

(a) A Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only in the circumstances described in Section 2.17 of the Base Indenture and only if such transfer complies with Section 2.3 hereof. Any Definitive Note delivered in exchange for an interest in a Global Security shall, except as otherwise provided by Section 2.3, bear the Restricted Legend.

Appendix-7

(b) In no event shall beneficial interests in the Temporary Regulation S Global Note be transferred or exchanged for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) of Regulation S under the Securities Act.

Appendix-8

Exhibit A

[FORM OF FACE OF SECURITY]

[Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. The Depository Trust Company (55 Water Street, New York, New York), a New York corporation (“DTC”), shall act as the Depositary until a successor shall be appointed by the Company and the Registrar. Unless this certificate is presented by an authorized representative of DTC to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]*

*	To be included only if the Security is a Global Security.

[Rule 144A / Regulation S Restricted Legend]

THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT (“RULE 144A”)) OR (B) IT IS NOT A “U.S. PERSON” AND IS ACQUIRING THIS SECURITY IN AN “OFFSHORE TRANSACTION” AS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT, (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR FOR WHICH IT HAS ACQUIRED SECURITIES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) [IN THE CASE OF NOTES INITIALLY ISSUED TO QIBS: THAT IS ONE YEAR (OR SUCH SHORTER PERIOD AS IS PRESCRIBED BY RULE 144 UNDER THE SECURITIES ACT AS THEN IN EFFECT OR ANY SUCCESSOR RULE WITHOUT ANY VOLUME OR MANNER OF SALE RESTRICTIONS OR COMPLIANCE BY THE COMPANY WITH ANY CURRENT PUBLIC INFORMATION REQUIREMENTS THEREUNDER) AFTER THE LATER OF THE ISSUE DATE AND THE LAST DATE ON WHICH THE COMPANY OR ANY OF ITS AFFILIATES WERE THE OWNER OF SUCH SECURITY (OR ANY PREDECESSOR THERETO)] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATIONS S] ONLY (A) TO THE COMPANY, THE SUBSIDIARY GUARANTORS OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (D) PURSUANT TO OFFERS AND SALES TO PERSONS WHO ARE NOT U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT, OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OR LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND ANY APPLICABLE LOCAL LAWS AND

REGULATIONS AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED, THAT THE COMPANY AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE OR PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE REVERSE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS OR (3) NO ADVICE PROVIDED BY US OR ANY OF OUR AFFILIATES HAS FORMED A PRIMARY BASIS FOR MAKING ANY INVESTMENT OR OTHER DECISION FOR OR ON BEHALF OF SUCH PLAN IN CONNECTION WITH THE NOTES OR THE EXERCISE OF ANY RIGHTS WITH RESPECT TO THE NOTES.

Each Temporary Regulation S Global Note shall also bear the following legend:

THE RIGHTS ATTACHING TO THIS TEMPORARY REGULATION S GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING (I) THE EXCHANGE OF BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL NOTE OR RULE 144A GLOBAL NOTE AND (II) THE TRANSFER OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE, ARE AS SPECIFIED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

PATTERSON-UTI ENERGY, INC.

3.95% SENIOR NOTE DUE 2028

CUSIP No.

No.

$

Patterson-UTI Energy, Inc., a Delaware corporation (the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, promises to pay to                  or registered assigns, the principal sum of          Dollars [, or such greater or lesser amount as indicated on the Schedule of Exchanges of Securities hereto,]* on February 1, 2028.

Interest Payment Dates:	February 1 and August 1

Record Dates:	January 15 and July 15

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

*	To be included only if the Security is a Global Security.

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated:

PATTERSON-UTI ENERGY, INC.

By:
Name:
Title:

By:
Name:
Title:

Certificate of Authentication:

This is one of the Securities of the series

designated therein referred to in the within-

mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

[FORM OF REVERSE OF SECURITY]

PATTERSON-UTI ENERGY, INC.

3.95% SENIOR NOTE DUE 2028

This Security is one of a duly authorized issue of 3.95% Senior Notes due 2028 (the “Securities”) of Patterson-UTI Energy, Inc., a Delaware corporation (the “Company”).

1. Interest. The Company promises to pay interest on the principal amount of this Security at 3.95% per annum. The Company will pay interest semiannually on February 1 and August 1 of each year (each an “Interest Payment Date”), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Securities will accrue from the most recent Interest Payment Date on which interest has been paid or, if no interest has been paid, from January 19, 2018; provided that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof (each, a “Record Date”) and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be August 1, 2018. The Company shall pay interest on overdue principal and premium (if any) from time to time at a rate equal to the interest rate then in effect; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

2. Method of Payment. The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the Record Date next preceding the Interest Payment Date, even if such Securities are canceled after such Record Date and on or before such Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect principal payments. The Company will pay the principal of, premium (if any) on and interest on the Securities in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Such amounts shall be payable at the offices of the Trustee (as defined below). Payments in respect of Global Securities shall be made by wire transfer of immediately available funds to the accounts specified by the Holder thereof. In all other cases, at the option of the Company, payment of interest may be made at the Corporate Trust Office of the Trustee or by check mailed to the address of the person entitled thereto as such address shall appear in the register of the Notes maintained by the Registrar. Notwithstanding the foregoing, payments in respect of a Definitive Note in certificated form shall be made by wire transfer to a Dollar account maintained by the payee with a bank in the United States if the Holder of such Definitive Note elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect in accordance with the Indenture (as defined below).

3. Paying Agent and Registrar. Initially, Wells Fargo Bank, National Association (the “Trustee”), the trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company, any Subsidiary Guarantor or any other Subsidiary of the Company may act in any such capacity.

4. Indenture. The Company issued the Securities under an Indenture, dated as of January 19, 2018 (the “Base Indenture”), among the Company, the Subsidiary Guarantors party thereto and the Trustee, as amended and supplemented with respect to the Securities by the First Supplemental Indenture thereto, dated as of January 19, 2018 and as it may otherwise be amended and supplemented thereafter with applicability to the Securities (the Base Indenture, as so amended and supplemented, the “Indenture”). The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”), as in effect on the date of execution of the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms and for the definitions of capitalized terms used but not defined herein. The Securities are unsecured general obligations of the Company limited to $525,000,000 in aggregate principal amount; provided, however, that the authorized aggregate principal amount of the Securities may be increased before or after the issuance of any Securities by a Board Resolution (or action pursuant to a Board Resolution) to such effect. The Base Indenture provides for the issuance of other series of debt securities (including the Securities, the “Debt Securities”) thereunder.

5. Guarantees. Each of the Subsidiary Guarantors named pursuant to the Indenture fully, unconditionally and absolutely guarantees to the Holders and to the Trustee the due and punctual payment of the principal of, and premium, if any, and interest on the Securities and all other amounts due and payable under the Indenture and the Securities by the Company, when and as such principal, premium, if any, and interest shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, according to the terms of the Securities and the Indenture, subject to the limitations set forth in the Indenture. In the event of a default in payment of the principal of, or premium, if any, or interest on the Securities, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, legal proceedings may be instituted by the Trustee on behalf of the Holders or, subject to the Indenture, by the Holders, on the terms and conditions set forth in the Indenture, directly against any Subsidiary Guarantor to enforce its Guarantee without first proceeding against the Company or any other Subsidiary Guarantor.

6. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in minimum denominations of $2,000 and any integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Neither the Company, any Subsidiary Guarantor, the Trustee nor the Registrar shall be required to register the transfer or exchange of (a) any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (b) any Security during the period beginning 15 Business Days before the giving of notice of redemption of Securities to be redeemed or a notice of a Change of Control Offer and ending at the close of business on the day of transmission.

7. Persons Deemed Owners. The registered Holder of a Security shall be treated as its owner for all purposes.

8. Redemption. The Securities are subject to redemption, in whole at any time and in part from time to time, at the option of the Company, in principal amounts of $1,000 and integral multiples of $1,000 above such amount (provided that the unredeemed portion of any Security redeemed in part may not be less than $2,000), upon not less than 30 nor more than 60 days’ prior notice as provided in the Indenture, at a Redemption Price equal to (i) if the Redemption Date is prior to November 1, 2027, the greater of (1) 100% of the principal amount of the Securities to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if the Securities matured on November 1, 2027 (exclusive of the interest accrued to the Redemption Date) computed by discounting such payments to the Redemption Date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at a rate equal to the sum of the Adjusted Treasury Rate for such Securities plus 25 basis points; or (ii) if the Redemption Date is on or after November 1, 2027, 100% of the principal amount of the Securities to be redeemed, plus, in each of clauses (i) and (ii), accrued and unpaid interest, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

9. Amendments and Waivers. Subject to certain exceptions and limitations, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of a majority in principal amount of the then outstanding Debt Securities of all series affected by such amendment or supplement (acting as one class), and any existing or past Default or Event of Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default or Event of Default in the payment of the principal of, premium (if any) on or interest on the Securities) by the Holders of a majority in principal amount of the then outstanding Debt Securities of any series or of all series (acting as one class) in accordance with the terms of the Indenture. Without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture or the Securities or waive any provision of either: (i) to cure any ambiguity, omission, defect or inconsistency; (ii) if required, to provide for the assumption of the obligations of the Company under the Indenture in the case of the merger, consolidation, amalgamation or sale, conveyance, transfer or lease of assets of the Company substantially as an entirety; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) to provide any security for, any guarantees of or additional obligors or guarantors on, the Securities or the related Guarantees or release any Subsidiary Guarantor from its Guarantee in the manner provided in the Indenture; (v) to comply with any requirement in order to effect or maintain the qualification of the Indenture under the TIA; (vi) to add to the covenants of the Company or any Subsidiary Guarantor for the benefit of the Holders of the Securities, or to surrender any right or power conferred by the Indenture upon the Company or any Subsidiary Guarantor; (vii) to add any additional Events of Default with respect to all or any series of the Debt Securities; (viii) to change or eliminate any of the provisions of the Indenture, provided that the Holders of outstanding Securities are not adversely affected in any material respect; (ix) to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the Securities pursuant to the Indenture; or (x) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the Securities and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee, pursuant to the requirements of the Indenture.

The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Company or any Subsidiary Guarantor to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Securities with respect to which such consent is required or sought as of a date identified by the Company or such Subsidiary Guarantor in a notice furnished to Holders in accordance with the terms of the Indenture.

Without the consent of each Holder affected, an amendment, supplement or waiver may not (i) reduce the amount of Debt Securities whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the rate of or change the time for payment of interest, including default interest, on any Security; (iii) reduce the principal of or premium on, or change the Stated Maturity of, any Security; (iv) reduce the premium, if any, payable upon the redemption of any Security or change the time at which any Security may or shall be redeemed; (v) change the coin or currency in which any Security or any premium or interest with respect thereto is payable; (vi) impair the right to institute suit for the enforcement of any payment of principal of or premium (if any) or interest on any Security, except as provided in the Indenture; (vii) make any change in the percentage of principal amount of Debt Securities necessary to waive compliance with certain provisions of the Indenture or make any change in the provision for modification; or (viii) waive a continuing Default or Event of Default in the payment of principal of or premium (if any) or interest on the Securities.

A supplemental indenture that changes or eliminates any covenant or other provision of the Base Indenture, as supplemented from time to time, which has expressly been included solely for the benefit of one or more particular series of Debt Securities under the Base Indenture, or which modifies the rights of the Holders of Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the Holders of Debt Securities of any other series.

10. Defaults and Remedies. Events of Default are defined in the Indenture and generally include: (i) default for 30 days in payment of any interest on the Securities; (ii) default in any payment of principal of or premium, if any, on the Securities as and when due and payable; (iii) default by the Company or any Subsidiary Guarantor in compliance with any of its other covenants or agreements in, or provisions of, the Securities or in the Indenture which shall not have been remedied within 60 days after written notice by the Trustee or by the holders of at least 25% in principal amount of the Securities then outstanding (or, in the event that other Debt Securities issued under the Base Indenture are also affected by the default, then 25% in principal amount of all outstanding Debt Securities so affected); (iv) certain events involving bankruptcy, insolvency or reorganization of the Company, any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, considered in the aggregate as a single Subsidiary, would constitute a Significant Subsidiary or (v) any Guarantee by a Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, considered in the aggregate as a single Subsidiary, would constitute a Significant Subsidiary ceases to be in full force and effect with respect to Securities (except as otherwise provided in the Indenture). If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities (or, in the case of an Event of Default described in clause (iii) above, if outstanding Debt Securities of other series are affected by such

Default, then at least 25% in principal amount of the then outstanding Debt Securities so affected), may declare the principal of and interest on all the Securities (or such Debt Securities) to be immediately due and payable, except that in the case of an Event of Default described in clause (iv) above, all outstanding Debt Securities under the Base Indenture become due and payable immediately without further action or notice. The amount due and payable upon the acceleration of any Security is equal to 100% of the principal amount thereof plus accrued interest to the date of payment. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require security or indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities (or affected Debt Securities) may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium or interest) if it determines that withholding notice is in their interests. The Company must furnish annual compliance certificates to the Trustee.

11. Discharge Prior to Maturity. The Indenture with respect to the Securities shall be discharged and canceled upon the payment of all of the Securities and shall be discharged except for certain obligations upon the irrevocable deposit with the Trustee of any combination of funds and Government Obligations sufficient for such payment.

12. Trustee Dealings with Company or Subsidiary Guarantors. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may make loans to, accept deposits from, and perform services for the Company, any Subsidiary Guarantor or any of their respective Affiliates, and may otherwise deal with the Company, any Subsidiary Guarantor or any such Affiliates, as if it were not Trustee.

13. No Recourse Against Others. The Trustee, and each Holder of a Security by its acceptance hereof, will be deemed to have agreed in the Indenture that no director, manager, member, officer, employee, stockholder, partner, unitholder or other owner of the Company, any Subsidiary Guarantor, the Trustee or any Affiliate of the foregoing entities shall have any liability in respect of the obligations of the Company, a Subsidiary Guarantor and the Trustee under the Indenture, the Securities or any related Guarantees by reason of his, her or its status. Each Holder by accepting a Security waives and releases all such liability. The waiver and release shall be part of the consideration for the issuance of Securities.

14. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

15. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed thereon.

16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

Patterson-UTI Energy, Inc.

10713 West Sam Houston Pkwy N.

Suite 800

Houston, Texas 77064

Attn: General Counsel

SCHEDULE OF EXCHANGES OF SECURITIES*

The following exchanges of a part of this Global Security for other Securities have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security Following Such Decrease or Increase	Signature of Authorized Officer of Trustee or Security Custodian

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to:

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:
(Participant in a Recognized Signature
Guarantee Medallion Program)

[Include the following only if the Restricted Legend is included hereon]

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the applicable holding period with respect to the Notes set forth in Rule 144(d)(i) of the Securities Act (or, in the case of Regulation S Notes, prior to the expiration of the Restricted Period), the undersigned confirms that such Notes are being transferred in accordance with their terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company, a Subsidiary Guarantor or a Subsidiary thereof; or

(2)	☐	pursuant to a registration statement that has been declared effective under the Securities Act of 1933; or

(3)	☐	for so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act of 1933, to a person who the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that is purchasing for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4)	☐	pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act of 1933 in compliance with Rule 904 under the Securities Act of 1933; or

(5)	☐	pursuant to another exemption from registration under the Securities Act of 1933 (other than Regulation S under the Securities Act of 1933).

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Company and the Trustee shall be entitled to require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as each of the Company and the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company and any Subsidiary Guarantors as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
Notice: To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 2.07 of the First Supplemental Indenture, check the box:

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 2.07 of the First Supplemental Indenture, state the amount in principal amount:

$

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Note.)

Signature Guarantee:

(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

NOTATION OF GUARANTEE

Each of the Subsidiary Guarantors (which term includes any successor Person under the Indenture) has fully, unconditionally and absolutely guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the due and punctual payment of the principal of, and premium, if any, and interest on the Securities and all other amounts due and payable under the Indenture and the Securities by the Company.

The obligations of the Subsidiary Guarantors to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

[SUBSIDIARY GUARANTORS]

By:
Name:
Title: